Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-145137) of PharMerica Corporation of our report dated July 2, 2009 relating to the combined financial statements of Integrity Pharmacy, LLC and Integrity Medical Supplies, LLC, for the year ended December 31, 2008 which appears in the Current Report on Form 8-K/A of PharMerica Corporation filed on February 4, 2010.

/s/ Moore Stephens Lovelace, P. A.

Moore Stephens Lovelace, P. A.

Clearwater, Florida

February 4, 2010